CONTACT:
William H. Parke
(847) 286-5998

FOR IMMEDIATE RELEASE:
April 22, 1999


SEARS REPORTS FIRST-QUARTER 1999 RESULTS
Strong Earnings Per Share Increase Led by Credit
Business

    HOFFMAN ESTATES, Ill. -- Sears, Roebuck and Co.
reported first-quarter 1999 net income of $146 million, or $0.38 per share, compared to reported
1998 first-quarter net income of $133 million, or $0.34 per share. Excluding non-comparable items, earnings per share increased 36 percent in the first quarter of 1999. First quarter 1998 earnings included non-comparable income of $0.06 per share from SFAS No. 125 accounting.

    The earnings increase was primarily due to improved performance of the credit business, which benefited from a lower provision for uncollectible accounts, a result of continuing favorable trends in portfolio quality. Earnings of Sears Canada also improved strongly from a year ago.

    "We are pleased with the consistency and quality of improvement in the credit business, as well as with the strong results from Sears Canada," said
Chairman and Chief Executive Officer Arthur Martinez.
"While we continue to make progress on our retail and services initiatives, results do not yet reflect the enormous amount of work being done in these businesses."

Comparable retail sales up 1.9 percent on top of 4.9 percent last year

    First quarter revenues were $9.04 billion, versus revenues of $9.23 billion in the comparable 1998 period. Comparable store sales increased 1.9 percent on top of 4.9 percent last year. Results included a 2.8 percent decrease in retail revenues, primarily due to the loss of sales related to the recent divestitures of HomeLife and Western Auto.
Excluding the impact of the sale of divested businesses, first quarter retail revenues increased $212 million or 3.4 percent.

                        more -

Page 2
    Services revenues rose 3.8 percent due to increases in both Home Services and Sears Direct businesses. Credit revenues decreased 6.8 percent, primarily attributable to reduced late fee income and a lower level of owned credit card receivables.
International revenues rose 4.8 percent, due largely to strong comparable store sales and revenue from new store formats.

    "In retail, sales of durable goods continued at their strong pace, led by major home appliances and electronics in our full-line stores," said
Martinez. "Our leadership categories included washers, dryers and refrigerators, as well as big screen TVs and camcorders. In softgoods, sales were led by women's specialty and children's apparel, jewelry, cosmetics and fragrances. Off the mall, our hardware and dealer stores continued to perform very well."

Expense leverage in retail operations

    Gross margin as a percentage of merchandise sales and services was 23.7 percent in the first quarter of 1999 compared to 24.2 percent in the comparable 1998 period. The change reflects a higher level of retail promotional activity.

Selling and administrative expense as a percentage of total revenues was 21.3 percent in the first quarter of 1999 compared to 21.1 percent in the prior-year period. The increase is primarily due to higher credit collection and legal costs in the credit segment and to the timing of information systems projects. The retail business demonstrated strong improvement in selling and administrative expense as a percentage of retail revenues, leveraging associate-related and marketing costs.

Lower provision for uncollectible accounts

    In the first quarter of 1999, the provision for uncollectible accounts was $291 million, a 26.1 percent decrease from $394 million in the first quarter of 1998. The decrease in the provision is due to favorable charge-off experience and favorable trends in delinquency rates and bankruptcies, as well as a decrease in the level of owned credit card receivable balances. The allowance for uncollectible accounts decreased $10 million during the quarter.
                          more -

    Through its network of 847 full-line stores and
more than 2,100 specialty stores, Sears provides
apparel, home and automotive products and related
services for families throughout America, serving
nearly 60 million households.
                      #  #  #  #

SEARS, ROEBUCK AND CO.
CONSOLIDATED INCOME
--------------------------------------------------------------------------------

                                          For the 13 Weeks Ended
                                       April 3, 1999 and April 4, 1998
                                       -------------------------------
(millions, except earnings per share)     1999      1998   % Change
                                       ---------  ------- -----------
           Revenues
             Merchandise and services     $7,909  $8,025   -1.4%
             Credit revenues               1,128   1,208   -6.6%
                                          ------  ------
               Total revenues              9,037   9,233   -2.1%

           Costs and expenses
             Cost of sales, buying and
             occupancy                     6,035   6,084   -0.8%
             Selling and administrative    1,923   1,949   -1.3%
             Depreciation and
             amortization                    209     208    0.5%
             Provision for uncollectible
             accounts                        291     394  -26.1%
             Interest                        334     376  -11.2%
                                          ------  ------
                Total costs and expenses   8,792   9,011   -2.4%
                                          ------  ------
            Operating income                 245     222   10.4%
            Other income, net                 (2)      6      -
                                          ------  ------
            Income before income taxes
             and minority interest           243     228   6.6%

            Income taxes                     (92)    (92)    -

            Minority interest                 (5)     (3) 66.7%
                                          ------  ------
            Net income                    $  146  $  133   9.8%
                                          ======  ======


            Earnings per share:

                Basic                     $ 0.38  $ 0.34  11.8%
                                          ======  ======
                Diluted                   $ 0.38  $ 0.34  11.8%
                                          ======  ======

            Average common and common
             equivalent shares
             outstanding                   385.1   394.5

SEARS, ROEBUCK AND CO.
CONSOLIDATED BALANCE SHEET

================================================================================
(millions)

                                                       April 3,     April 4,   January 2,
                                                         1999         1998       1999
                                                     ----------   ----------  -----------
Assets
 Current Assets
  Cash and cash equivalents                          $    37l     $    344    $    495
  Retained interest in transferred credit
  card receivables                                      3,633        3,113       4,294
  Credit card receivables, net                         16,843       18,962      17,972
  Other receivables                                       357          403         397
  Merchandise inventories                               5,177        5,465       4,816
  Prepaid expenses and deferred charges                   642          568         506
  Deferred income taxes                                   746          773         791
                                                     ----------   ----------  -----------
      Total current assets                             27,769       29,628      29,271

 Property and equipment, net                            6,266        6,391       6,380
 Deferred income taxes                                    562          659         572
 Other assets                                           1,493        1,376       1,452
                                                     ----------   ----------  -----------
      Total assets                                   $ 36,090     $ 38,054    $ 37,675
                                                     ==========   ==========  ===========
Liabilities
 Current liabilities
  Short-term borrowings                              $  4,502     $  4,095    $  4,624
  Current portion of long-term debt and
      capitalized leases                                  936        2,723       1,414
  Accounts payable and other liabilities                6,078        6,009       6,732
  Unearned revenues                                       803          828         815
  Other taxes                                             397          393         524
                                                     ----------  -----------  -----------
      Total current liabilities                        12,716       14,048      14,109

Long-term debt and capitalized leases                  13,457       14,161      13,631
Postretirement benefits                                 2,302        2,516       2,346
Minority interest and other liabilities                 1,512        1,418       1,523
                                                     ----------   ----------  -----------
      Total liabilities                                29,987       32,143      31,609

Commitments and Contingent Liabilities

Shareholders' Equity
  Common shares                                           323          323         323
  Capital in excess of par value                        3,575        3,593       3,583
  Retained income                                       4,906        4,201       4,848
  Treasury stock - at cost                             (2,199)      (1,699)     (2,089)
  Deferred ESOP expense                                  (167)        (198)       (175)
  Accumulated other comprehensive income                 (335)        (309)       (424)
                                                     ----------   ----------  -----------
      Total shareholders' equity                        6,103        5,911       6,066
                                                     ----------   ----------  -----------
      Total liabilities and shareholders'
      equity                                         $ 36,090     $ 38,054    $ 37,675
                                                     ==========   ==========  ===========
      Total common shares outstanding                   381.0        391.1       383.5

SEARS, ROEBUCK AND CO.
SUPPLEMENTAL INFORMATION
================================================================================
(millions, except number of stores)

                              For the 13 Weeks Ended
                           April 3, 1999 and April 4, 1998
                           -------------------------------
                            1999     1998    % Change
                          -------   ------   --------
Total Revenues:
Retail                    $ 6,422   $6,605      -2.8%
Services                      718      692       3.8%
Credit                      1,063    1,140      -6.8%
International                 834      796       4.8%
                          -------   ------
 Total revenues           $ 9,037   $9,233      -2.1%
                          =======   ======

Operating income:
Retail                    $   (69)  $  (60)     -15.0%
Services                       75       80       -6.3%
Credit                        295      252       17.1%
Corporate                     (73)     (60)     -21.7%
International                  17       10       70.0%
                          -------   ------
 Total operating income   $   245   $  222       10.4%
                          =======   ======

                           ------------------
                           April 3,  April 4,
                             1999      1998
Domestic inventories-LIFO  $  4,689  $  4,972
                           ========  ========
                    -FIFO  $  5,369  $  5,697
                           ========  ========

Pretax LIFO charge         $     12  $     12
                           ========  ========

                         ----------------------------------------------
                         January 3,                 Homelife   April 3,
Domestic retail stores:     1999    Opened  Closed    Sale      1999
                         ----------------------------------------------
 Full-line stores            845        3      (1)    -          847
 Specialty formats         2,198       23     (12)   (105)     2,104
                         -------    -----   -----    ----      -----
      Total                3,043       26     (13)   (105)     2,951
                         =======    =====   =====    ====      =====
 Gross square feet         148.3      0.7    (0.4)   (4.7)     143.9
                         =======    =====   =====    ====      =====


SEARS, ROEBUCK AND CO.
SUPPLEMENTAL INFORMATION - CREDIT SEGMENT
================================================================================
(millions)

The following credit information relates to the domestic managed portfolio of credit card receivables which is comprised of on-book credit card receivables, credit card receivables underlying retained interest securities and securities which have been sold to third parties. The effective financing rate is based on both domestic on-book debt of the company and securitization interest of the Sears Master Trust.

                                             For the 13 weeks ended
                                         April 3, 1999 and April 4, 1998
                                      ----------------------------------
                                            1999               1998
                                      ---------------     --------------
AVERAGE MANAGED DOMESTIC
  CREDIT CARD RECEIVABLES                 $27,540           $28,425


                                           April 3,           April 4,
                                            1999               1998
                                      ---------------     --------------
DOMESTIC CREDIT CARD RECEIVABLES:
Managed credit card receivables           $26,768            $27,875
Securitized balances sold                  (6,744)            (6,255)
Retained interest in transferred
 credit card receivables                   (3,633)            (3,113)
Other receivables                             142                189
                                      ---------------     --------------
Owned credit card receivables             $16,533            $18,696
                                      ===============     ==============
                                             For the 13 weeks ended
                                        April 3, 1999 and April 4, 1998
                                      ----------------------------------
MANAGED CREDIT CARD RECEIVABLES -           1999              1998
                                      -------------    -----------------
Net Interest Margin:
Portfolio Yield                            19.89%          20.38%
Effective Financing Rate                    5.73%           6.11%
                                      -------------    -----------------
Net Interest Margin                        14.16%          14.27%
                                      =============    =================
MANAGED NET CHARGE-OFF RATE (1)             7.08%           8.12%
                                      =============    =================

(1) The 1999 managed net charge-off rate includes all of the accounts in the domestic portfolio. Twelve percent of the account balances were converted to the new Total Systems Services, Inc. ("TSYS") account processing system in October 1998 and 38% were converted in March 1999. Balances are charged-off earlier under the TSYS system than under the proprietary system. The March 1999 conversion has not yet had an effect on the charge-off rate.

                                                 April 3, 1999          April 4, 1998
                                        -----------------------------   -------------
                                                          Proprietary    Proprietary
                                                             System        System
                                          Converted       Unconverted    Unconverted
                                           Accounts         Accounts       Accounts
                                       ---------------    -----------    -----------
MANAGED CREDIT CARD RECEIVABLES-
DELINQUENCY RATE(2)                          8.07%             6.80%      6.97%
                                       ===============    ===========    ===========

(2) In March 1999, Sears completed the second phase of the conversion to the TSYS account processing system. Approximately 50% of the managed accounts have been converted to the new TSYS system. Under the existing proprietary receivables processing system, Sears divides delinquencies as of the end of each billing cycle by balances at the end of the month. The TSYS processing system divides delinquencies as of the end of the month by balances at the end of the month. If Sears had calculated delinquencies for converted accounts by dividing delinquencies as of the end of each billing cycle by balances at the end of the month, as it does for unconverted accounts, the delinquency rate for converted accounts would have been 9.08%.